1 ActiveUS 170226715 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of March 18, 2024 (the “Effective Date”) by and between Arvinas, Inc. (the “Company”), and Noah Berkowitz (the “Executive”) (together, the “Parties”). RECITALS WHEREAS, the Company desires to employ the Executive as its Chief Medical Officer; and WHEREAS, the Executive has agreed to accept such employment on the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the Parties herein contained, the Parties hereto agree as follows: 1. Agreement. This Agreement shall be effective as of the Effective Date. The Executive’s employment shall commence on March 18, 2024 and shall continue until terminated in accordance with Section 7 hereof (such period, the “Term of Employment”). 2. Position. During the Term of Employment, the Executive shall serve as Chief Medical Officer of the Company, in a hybrid role working from a combination of home office location and out of the Company’s office in New Haven, Connecticut, and travelling as reasonably required by the Executive’s job duties. 3. Scope of Employment. During the Term of Employment, the Executive shall be responsible for the performance of those duties consistent with the Executive’s position as Chief Medical Officer. The Executive shall report to the Chief Executive Officer of the Company and shall perform and discharge faithfully, diligently, and to the best of the Executive’s ability, the Executive’s duties and responsibilities hereunder. The Executive shall devote substantially all of the Executive’s business time, loyalty, attention and efforts to the business and affairs of the Company and its affiliates. Membership on boards of directors of any other companies will be permitted only with the express approval of the Company’s board of directors (the “Board”); provided, however, that the Executive may engage in community and charitable activities or participate in industry associations and serve on the boards of up to two (2) community, charitable or industry organizations, without the approval of the Board, provided such activities, individually or in the aggregate, do not create a conflict of interest or otherwise interfere with the Executive’s performance of the Executive’s duties hereunder. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company. 4. Compensation. As full compensation for all services rendered by the Executive to the Company and any affiliate thereof, during the Term of Employment, the Company will provide to the Executive the following: (a) Base Salary. The Executive shall receive a base salary at the annualized rate of $535,000 (the “Base Salary”). The Executive’s Base Salary shall be paid in equal installments in Exhibit 10.1

2 ActiveUS 170226715 accordance with the Company’s regularly established payroll procedures. The Executive’s Base Salary will be reviewed on an annual or more frequent basis by the Board and is subject to change in the discretion of the Board. (b) Annual Discretionary Bonus. The Executive will be eligible to earn an annual performance bonus of up to 45% of the Executive’s Base Salary (the “Target Bonus”), based upon the Board’s assessment of the Executive’s performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. To the extent the Executive’s Base Salary is changed during the year to which the performance bonus relates, the Target Bonus shall be calculated based on base salary actually paid during such year (and not solely on the Executive’s Base Salary at the end of such year). The Board may determine to provide the bonus in the form of cash, equity award(s), or a combination of cash and equity. Following the close of each calendar year, the Board will determine whether the Executive has earned a performance bonus, and the amount of any performance bonus, based on the set criteria. No amount of the annual bonus is guaranteed, and the Executive must be an active employee in good standing on the date of payment in order to be eligible for any annual bonus, except as specifically set forth below, as the bonus also serves as an incentive to remain employed by the Company. The annual performance bonus, if earned, will be paid by no later than March 15 of the calendar year after the year to which it relates. The Executive’s bonus eligibility will be reviewed on an annual or more frequent basis by the Board and is subject to change in the discretion of the Board. The first calendar year for which the Executive will be eligible for a performance bonus is 2024 with a payment in 2025 and any bonus will be pro rated and based on the Executive’s actual earnings from salary as of December 31st of the plan year. (c) Equity Award. After you join the Company, and subject to approval by the Company’s Board of Directors, you will be awarded (1) options to purchase 93,879 shares of Arvinas, Inc. stock at an exercise price per share equal to the closing price of Arvinas. Inc. stock on your first day of employment with the Company, to be issued in accordance with the Arvinas, Inc. equity incentive plan (the “Plan”) and the applicable award agreement in the form attached hereto as Exhibit X and (2) 63,452 restricted stock units (“RSUs”), such RSUs to be issued in accordance with the Plan and the applicable award agreement. 25% of the option grant shall vest on the twelve (12) month anniversary of your start date with the Company, and the remaining 75% shall vest in 36 equal monthly installments thereafter, provided that you remain employed with the Company on each subsequent vesting date. The RSUs shall vest 25% per year on each anniversary of your start date, provided you remain employed by the Company on the applicable vesting date. Each RSU that vests will represent the right to receive one share of the Company’s common stock. During your employment, you will be eligible to participate in the Plan and to receive additional awards according to the terms and conditions established by the Company’s Board of Directors. Please note that no employee is guaranteed any equity award and the decision to grant any equity award is subject to many considerations, including the achievement of corporate and individual performance objectives, the approval of the Company’s Board of Directors, and other factors. (d) Paid Time Off. The Executive shall receive twenty (20) days per annum of paid time off vacation time plus sick time, consistent with the Company’s policies, during each full year of employment with the Company (allocated ratably for any partial year worked by the Executive)

3 ActiveUS 170226715 that must be used in accordance with the Company’s paid time off policies as in effect from time to time. (e) Benefits. Subject to eligibility requirements and the Company’s polices, the Executive shall have the right, on the same basis as other employees of the Company, to participate in, and to receive benefits under, any medical, vision and dental insurance policy maintained by the Company and the Company shall pay a portion of the cost of the premiums for such medical, vision and dental insurance that is consistent with the Company’s then current employee benefit policy if the Executive elects to participate in such plans. (f) Withholdings. All compensation payable to the Executive shall be subject to applicable taxes and withholdings. 5. Expenses. The Executive will be reimbursed for his actual, necessary and reasonable business expense pursuant to Company policy, subject to the provisions of Section 3 of Exhibit A attached hereto. 6. Restrictive Covenants Agreement. The Executive hereby acknowledges that in connection with entering into this agreement, he shall be required to enter into a new Proprietary Information and Assignment Agreement. 7. Employment Termination. This Agreement and the employment of the Executive shall terminate upon the occurrence of any of the following: (a) Upon the death or “Disability” of the Executive. As used in this Agreement, the term “Disability” shall mean a physical or mental illness or disability that prevents the Executive from performing the duties of the Executive’s position for a period of more than any three consecutive months or for periods aggregating more than twenty-six weeks. The Company shall determine in good faith and in its sole discretion whether the Executive is unable to perform the services provided for herein. (b) At the election of the Company, with or without “Cause” (as defined below), immediately upon written notice by the Company to the Executive. As used in this Agreement, “Cause” shall mean that the Executive: (i) performed his duties in a grossly negligent or reckless manner or with willful malfeasance; (ii) exhibited habitual drunkenness or engaged in substance abuse; (iii) committed any material violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company policy; (iv) willfully failed or refused to perform in the usual manner at the usual time those duties which he regularly and routinely performed in connection with the business of the Company or such other duties reasonably related to the capacity in which

4 ActiveUS 170226715 the Executive is employed hereunder which may be assigned to the Executive by the Company’s Chief Executive Officer or the Board; (v) performed any material action related to the Executive’s duties when specifically and reasonably instructed not to do so in writing by the Company’s Chief Executive Officer or the Board; (vi) materially breached the Executive’s Proprietary Information and Assignment Agreement or any similar agreement with the Company; (vii) committed any fraud or used or appropriated for his/her personal use or benefit any funds, properties or opportunities of the Company not authorized by the Company’s Chief Executive Officer or the Board to be so used or appropriated; or (viii) was convicted of any felony or any other crime related to the Executive’s employment or involving moral turpitude. (c) At the election of the Executive, with or without “Good Reason” (as defined below), immediately upon written notice by the Executive to the Company (subject, if it is with Good Reason, to the timing provisions set forth in the definition of Good Reason). As used in this Agreement, “Good Reason” shall mean (without the Executive’s consent): (i) a material diminution in the nature or scope of Executive’s duties, responsibilities, or authority; (ii) a material diminution of the Executive’s base compensation; (iii) the Company’s requiring Executive to perform his services other than the hybrid locations described in Section 2; or (iv) any material breach of this Agreement by the Company not otherwise covered by this paragraph; provided, however, that in each case, the Company shall have a period of not less than thirty (30) days to cure any act constituting Good Reason following Executive’s delivery to the Company of written notice within sixty (60) days of the action or omission constituting Good Reason and that the Executive actually terminates employment within thirty (30) days following the expiration of the Company’s cure period. 8. Effect of Termination. (a) All Terminations Other Than by the Company Without Cause or by the Executive With Good Reason. If the Executive’s employment is terminated under any circumstances other than a Qualifying Termination (as defined below) (including a voluntary termination by the Executive without Good Reason pursuant to Section 7(c), a termination by the Company for Cause pursuant to Section 7(b) or due to the Executive’s death or Disability pursuant to Section 7(a)), the Company’s obligations under this Agreement shall immediately cease and the Executive shall only be entitled to receive (i) the Base Salary that has accrued and to which the

5 ActiveUS 170226715 Executive is entitled as of the effective date of such termination and to the extent consistent with general Company policy, accrued but unused paid time off through and including the effective date of such termination, to be paid in accordance with the Company’s established payroll procedure and applicable law but no later than the next regularly scheduled pay period, (ii) unreimbursed business expenses for which expenses the Executive has timely submitted appropriate documentation in accordance with Section 5 hereof, and (iii) any amounts or benefits to which the Executive is then entitled under the terms of the benefit plans then-sponsored by the Company in accordance with their terms (and not accelerated to the extent acceleration does not satisfy Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) (the payments described in this sentence, the “Accrued Obligations”). (b) Termination by the Company Without Cause or by the Executive With Good Reason Prior to or More Than Twelve Months Following a Change in Control. If the Executive’s employment is terminated by the Company without Cause pursuant to Section 7(b) or by the Executive with Good Reason pursuant to Section 7(c) (in either case, a “Qualifying Termination”) prior to or more than twelve (12) months following a Change in Control (as defined below), the Executive shall be entitled to the Accrued Obligations. In addition, and subject to Exhibit A and the conditions of Section 8(d), the Company shall: (i) continue to pay to the Executive, in accordance with the Company’s regularly established payroll procedures, the Executive’s Base Salary for a period of nine (9) months and (ii) provided the Executive is eligible for and timely elects to continue receiving group medical insurance pursuant to the “COBRA” law, continue to pay (but in no event longer than nine (9) months following the Executive’s termination date) the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, unless the Company’s provision of such COBRA payments will violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply (collectively, the “Severance Benefits”). (c) Termination by the Company Without Cause or by the Executive With Good Reason Within Twelve Months Following a Change in Control. If a Qualifying Termination occurs within twelve (12) months following a Change in Control, then the Executive shall be entitled to the Accrued Obligations. In addition, and subject to Exhibit A and the conditions of Section 8(d), the Company shall: (i) continue to pay to the Executive, in accordance with the Company’s regularly established payroll procedures, the Executive’s Base Salary for a period of twelve (12) months; (ii) pay to the Executive, in a single lump sum on the Payment Date (as defined below) an amount equal to 100% of the Executive’s Target Bonus for the year in which termination occurs or, if higher, the Executive’s Target Bonus immediately prior to the Change in Control, (iii) provided the Executive is eligible for and timely elects to continue receiving group medical insurance pursuant to the “COBRA” law, continue to pay (but in no event longer than twelve (12) months following the Executive’s termination date) the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, unless the Company’s provision of such COBRA payments will violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply, and (iv) provide that the vesting of the Executive’s then-unvested equity awards shall be accelerated, such that all then-unvested equity awards vest and become fully exercisable or non- forfeitable as of the termination date (collectively, the “Change in Control Severance Benefits”).

6 ActiveUS 170226715 (d) Severance and Release of Claims Agreement. As a condition of the Executive’s receipt of the Severance Benefits or the Change in Control Severance Benefits, as applicable, the Executive must execute and deliver to the Company a severance and release of claims agreement in a form to be provided by the Company (which shall, at a minimum, include the Executive’s release of all releasable claims, reaffirmation of continuing obligations, including those obligations set forth in the Proprietary Information and Assignment Agreement, and confidentiality, cooperation, and non-disparagement obligations) (the “Severance Agreement”), which Severance Agreement must become irrevocable within 60 days following the date of the Executive’s termination of employment (or such shorter period as may be directed by the Company). The Severance Benefits or the Change in Control Severance Benefits, as applicable, will be paid or commence to be paid in the first regular payroll beginning after the Severance Agreement becomes effective, provided that if the foregoing 60 day period would end in a calendar year subsequent to the year in which the Executive’s employment ends, the Severance Benefits or Change in Control Severance Benefits, as applicable, will not be paid or begin to be paid before the first payroll of the subsequent calendar year (the date the Severance Benefits or Change in Control Severance Benefits, as applicable, commence pursuant to this sentence, the “Payment Date”). The Executive must continue to comply with the Restrictive Covenant Agreement and any similar agreement with the Company in order to be eligible to continue receiving the Severance Benefits or Change in Control Severance Benefits, as applicable. (e) Change in Control Definition. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events, provided that to the extent required under Section 409A of the Code, such event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii): (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then- outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the Effective Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect

7 ActiveUS 170226715 to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two (2) conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the liquidation or dissolution of the Company. 9. Absence of Restrictions. The Executive represents and warrants that the Executive is not bound by any employment contracts, restrictive covenants or other restrictions that prevent the Executive from entering into employment with, or carrying out the Executive’s responsibilities for, the Company, or which are in any way inconsistent with any of the terms of this Agreement. 10. Notice. Any notice delivered under this Agreement shall be deemed duly delivered three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, or immediately upon hand delivery, in each case to the address of the recipient set forth below. To Executive: At the address set forth in the Executive’s personnel file To Company: Arvinas, Inc. 5 Science Park New Haven, CT 06511 Either Party may change the address to which notices are to be delivered by giving notice of such change to the other Party in the manner set forth in this Section 10.

8 ActiveUS 170226715 11. Applicable Law; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to the conflict of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut (or, if appropriate, a federal court located within the State of Connecticut), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement. 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive. 13. At-Will Employment. During the Term of Employment, the Executive will be an at-will employee of the Company, which means that, notwithstanding any other provision set forth herein, the employment relationship can be terminated by either Party for any reason, at any time, with or without prior notice and with or without Cause. 14. Acknowledgment. The Executive states and represents that the Executive has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that the Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs the Executive’s name of the Executive’s own free act. 15. No Oral Modification, Waiver, Cancellation or Discharge. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. 16. Captions and Pronouns. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. 17. Interpretation. The Parties agree that this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party. References in this Agreement to “include” or “including” should be read as though they said “without limitation” or equivalent forms. References in this Agreement to the “Board” shall include any authorized committee thereof. 18. Severability. Each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be

9 ActiveUS 170226715 prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Moreover, if a court of competent jurisdiction determines any of the provisions contained in this Agreement to be unenforceable because the provision is excessively broad in scope, whether as to duration, activity, geographic application, subject or otherwise, it will be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law to achieve the intent of the Parties. 19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. Notwithstanding any provision of any other agreement or other arrangement, the Executive shall be treated as an “officer” of the Company and its affiliates for purposes of Article Eighth of the Restated Certificate of Incorporation of the Company (or any successor provision thereof) and the Executive shall be covered by the Company’s directors’ and officers’ insurance policy to the same extent as the officers and directors of the Company. [Signatures on Page Following]

10 ActiveUS 170226715 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth above. ARVINAS, INC. By: ___________________________ Name: Title: EXECUTIVE: _________________________________

11 ActiveUS 170226715 EXHIBIT A Payments Subject to Section 409A 1. Subject to this Exhibit A, any severance payments that may be due under the Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after the termination of the Executive’s employment. The following rules shall apply with respect to distribution of the severance payments, if any, to be provided to the Executive under the Agreement, as applicable: (a) It is intended that each installment of the severance payments provided under the Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code (“Section 409A”). Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A. (b) If, as of the date of the Executive’s “separation from service” from the Company, the Executive is not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments shall be made on the dates and terms set forth in the letter agreement. (c) If, as of the date of the Executive’s “separation from service” from the Company, the Executive is a “specified employee” (within the meaning of Section 409A), then: (i) Each installment of the severance payments due under the Agreement that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the Executive’s separation from service occurs, be paid within the short-term deferral period (as defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A and shall be paid on the dates and terms set forth in the Agreement; and (ii) Each installment of the severance payments due under the Agreement that is not described in this Exhibit A, Section 1(c)(i) and that would, absent this subsection, be paid within the six-month period following the Executive’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any

12 ActiveUS 170226715 installment of payments if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Executive’s second taxable year following the taxable year in which the separation from service occurs. 2. The determination of whether and when the Executive’s separation from service from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of Section 2 of this Exhibit A, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code. 3. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in the Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. 4. The Company makes no representation or warranty and shall have no liability to the Executive or to any other person if any of the provisions of the Agreement (including this Exhibit A) are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section. 5. The Agreement is intended to comply with, or be exempt from, Section 409A and shall be interpreted accordingly. [Remainder of page intentionally left blank.]

13 ActiveUS 170226715 EXHIBIT B Proprietary Information and Assignment Agreement